Exhibit 99.1

         Kopin Corporation Receives Expected Notice from NASDAQ Due to
                           Delay in Filing Form 10-Q

     TAUNTON, Mass.--(BUSINESS WIRE)--Nov. 15, 2007--Kopin Corporation (NASDAQ:
KOPN) today announced that, as expected, it has received a Nasdaq Staff Determination letter indicating that the Company is not in compliance with Nasdaq Marketplace Rule 4310(c)(14) because it did not timely file its Quarterly Report on Form 10-Q for the quarter ended September 29, 2007. The Company filed a Form 12b-25 Notification of Late Filing on November 7, 2007, and does not expect to submit this filing within the five-day extended deadline provided by the Securities and Exchange Commission.

     The Board of Directors of the NASDAQ Stock Market LLC has granted Kopin until Monday, December 17, 2007 to file all overdue periodic reports necessary to regain compliance with the filing requirement and, in the event the Company is unable to regain compliance, to discuss the matter with Nasdaq so that the Nasdaq Staff can provide an update to the Board on whether they continue to believe it is appropriate for the Company to remain listed. If Kopin has not regained compliance by December 10, 2007, the Board instructed the Nasdaq Staff to discuss the reason for the Company's inability to regain compliance and update the Board on whether the Staff believes Kopin's Common Stock should remain listed.

     As announced by the Company in May 2007, a Special Investigative Committee issued preliminary findings and recommendations based on its review of Kopin's historical stock option granting practices. As part of its preliminary findings, the Special Investigative Committee recommended, and the Company's Board of Directors agreed, that the Company's financial statements for the period 1995 through 2006 and the related interim periods should not be relied upon, and that the Company's financial statements should be restated. The Company is now working to complete any necessary restatements of its financial statements. As a result of the ongoing review, Kopin also has not filed its quarterly reports on Form 10-Q for the third quarter of 2006 and the first and second quarters of 2007. In addition, the Company has delayed the filing of its Annual Report on Form 10-K for the 12 months ended December 31, 2006.

     The Nasdaq staff has asked Kopin to provide an update as to whether the inability to timely file the Form 10-Q for the period ended September 29, 2007 is a result of new circumstances or reflects any significant events concerning the investigation, the restatement or the Company's compliance with Nasdaq's listing requirements.

     About Kopin

     Kopin Corporation produces lightweight, power-efficient, ultra-small liquid crystal displays and heterojunction bipolar transistors (HBTs) that are revolutionizing the way people around the world see, hear and communicate. Kopin already has shipped more than 20 million displays for a range of consumer and military applications including digital cameras, personal video eyewear, camcorders, thermal weapon sights and night vision systems. The Company's unique HBTs, which help to enhance battery life, talk time and signal clarity, have been integrated into billions of wireless handsets as well as into WiFi, VoIP and high-speed Internet data transmission systems. Kopin's proprietary display and HBT technologies are protected by more than 200 global patents and patents pending. For more information, please visit Kopin's website at www.kopin.com.

     CyberDisplay and The NanoSemiconductor Company are trademarks of Kopin Corporation.

     Safe Harbor Statement

     Statements in this news release may be considered "forward-looking" statements under the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995. These include statements relating to the decision by the Board of Directors of The Nasdaq Stock Market to stay the possible suspension from trading of Kopin's securities. These statements involve a number of risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. These statements include, but are not limited to: the potential that Kopin may be unsuccessful in obtaining a continued stay of delisting; the potential that Kopin may not become current in its delinquent periodic reports or file any required restatements by any requisite time periods; and the potential that the Nasdaq staff will recommend that the Company's shares be delisted. Factors that might affect the actual results, performance or achievements include, among other things, the matters discussed in this news release, the restatement of the Company's financial statements, legal, accounting and regulatory developments relating to our stock option grants and accounting for those grants, potential claims or liability that may arise as a result of these; and other risk factors and cautionary statements listed in the Company's periodic reports and registration statements filed with the Securities and Exchange Commission. You should not place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. The Company undertakes no responsibility to update any of these forward-looking statements to reflect events or circumstance occurring after the date of this news release.


     CONTACT: Kopin Corporation
              Richard Sneider, 508-824-6696
              Chief Financial Officer
              rsneider@kopin.com
              or
              Sharon Merrill Associates, Inc.
              Scott Solomon, 617-542-5300
              Vice President
              ssolomon@investorrelations.com